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                                                                  EXHIBIT 10.13


     THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT, AND ALL APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER ANY APPLICABLE SECURITIES LAWS.

                                PROMISSORY NOTE
U.S. $_________                                                 _________, 1996
Principal Amount                                            Original Issue Date

         FOR VALUE RECEIVED, the undersigned HOMECOM COMMUNICATIONS, INC. (the "Promisor") promises to pay to _____________ ("Payee"), at the principal offices of the Promisor (or at such other place as the Payee may designate in writing) the sum of ________________________ U.S. Dollars ($___________)
together with interest on the unpaid principal at the rate of ___ percent (__%) annually, computed on a 365 day/year basis.

         Unpaid principal after any default in payment shall accrue interest at a rate of ________ percent (____ % ) per month on the unpaid balance until paid.

         If not earlier paid in full as provided herein, the unpaid principal and all accrued interest shall be due and payable in full on the eighteen month anniversary of the Original Issue Date. Unpaid principal and accrued interest shall be payable, at the Promisor's sole option, either (i) in cash or cash equivalents or (ii) by issuance to the Payee of shares of the Promisor's common stock equal to [one or two] percent (___%) of the then issued and outstanding shares of common stock of the Promisor, which stock issuance shall constitute full payment of all unpaid principal and accrued interest under this Note. In addition, the Company shall have the right to prepay this Note in whole or in part immediately prior to the effectiveness of a registration statement covering an initial public offering of the Company's common stock through the issuance of common stock of the Company in an amount equal to the aggregate amount which the Company wishes to repay (in U.S. Dollars), divided by the U.S. Dollar price per share at which the Company will offer such shares to the public. The Payee shall execute such documents as reasonably requested by the Company to allow the Company to comply with all applicable federal and state securities laws when issuing such shares to the Payee. Finally, the Promisor reserves the right to prepay this Note at any time by making payment in full, in cash or cash equivalents, of the then remaining unpaid principal and accrued interest.

         If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorneys' fees, whether or not a lawsuit is commenced as part of the collection process.

         If any of the following events of default occur (an "Event of Default"), this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice (except as indicated below):

                 1) the failure of the Promisor to pay any installment of principal or any payment of accrued interest when due, if such failure to pay is not cured within ten
                          (10)
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                          business days after the Payee gives the Promisor
                          written notice of such failure to pay;

                 2) the filing of a petition against the Promisor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of the Promisor unless such petition shall be dismissed within one hundred twenty (120) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

                 3) the making of a general assignment for the benefit of the Promisor's creditors.

         If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

         The Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note. Time is of the essence of this Note.

         No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, acceptance of a partial or past due payment, or assignment by the Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

         This Note may not be changed, altered, modified, or terminated orally, but only by an agreement or discharge in writing signed by the party against whom enforcement of any change, alteration, modification, or discharge is sought. As used herein, the term "Note" shall mean this Note as the same may from time to time be amended, modified, renewed, extended or supplemented by written agreement.

         As used herein, the terms "Promisor" and "Payee" shall be deemed to include their respective heirs, legal representatives, successors and assigns and the heirs and legal representatives of such successors and assigns, whether voluntarily or by operation of the parties or involuntary by operation of law. All covenants, provisions and agreements by or on behalf of the Promisor which are contained herein shall inure to the benefit of the successors and assigns of the Payee.

         This Note shall be construed in accordance with the laws of the State of Georgia.

         Signed by the Promisor as of this _____ day of ______, 1996 at Atlanta, Georgia.

                                        PROMISOR:

                                        HomeCom Communications, Inc.



                                        By:
                                            ---------------------------------
                                            Harvey W. Sax, President